UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2014

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Cyclacel Pharmaceuticals, Inc. (the “Company”) was held on May 22, 2014 (the “Annual Meeting”).

(b)           Proposals Submitted to the Company’s Stockholders

Proposals Submitted to Holders of Common Stock

The following proposals were submitted to the holders of the Company’s shares of common stock and voted upon at the Annual Meeting: (i) the election of two Class 2 directors to the Company’s board of directors and (ii) the ratification of the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

(i)            Votes of the common stockholders regarding the election of the Class 2 director nominees were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Spiro Rombotis	4,787,998	336,296	9,410,835
Dr. David U’Prichard	4,892,071	232,223	9,410,835

Based on the votes set forth above, Spiro Rombotis and Dr. David U’Prichard were duly elected as Class 2 directors of the Company to serve until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal.

(ii)           Votes of the common stockholders regarding the ratification of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,075,205	187,964	22,393	0

Based on the votes set forth above, the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was ratified.

Proposals Submitted to Holders of Preferred Stock

The election of Lloyd Sems as a Class 2 director to the Company’s board of directors was submitted to the holders of the Company’s shares of preferred stock and voted upon at the Annual Meeting.  Votes of the preferred stockholders regarding the election of Lloyd Sems as a Class 2 director were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Lloyd Sems	210,487	450	0

Based on the votes set forth above, Lloyd Sems was duly elected as a Class 2 director of the Company to serve until the 2017 annual meeting of stockholders or until his successor is elected and qualified or until his earlier resignation or removal.

Item 8.01              Other Events.

On May 22, 2014, the Board of the Company declared a quarterly cash dividend in the amount of $0.15 per share on the Company’s 6% Convertible Exchangeable Preferred Stock (“Preferred Stock”). The cash dividend will be payable on August 1, 2014 to the holders of record of the Preferred Stock as of the close of business on July 1, 2014.

The Board considered numerous factors in determining whether to declare the quarterly dividend, including the requisite financial analysis and determination of a surplus. While the Board will analyze the advisability of the declaration of dividends in future quarters, there is no assurance that future quarterly dividends will be declared.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

	By:	/s/ Paul McBarron
	Name:	Paul McBarron
	Title:	Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: May 22, 2014